EXHIBIT D

                         NOTICE OF WITHDRAWAL OF TENDER

                             Regarding Interests in

     GMAM ABSOLUTE RETURN STRATEGY FUND I, a series of GMAM ABSOLUTE RETURN
                              STRATEGIES FUND, LLC
                   Tendered Pursuant to the Offer to Purchase
                             Dated December 3, 2007


                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
                            RECEIVED BY PFPC INC. BY,
               12:00 MIDNIGHT, EASTERN TIME, ON DECEMBER 31, 2007,
                          UNLESS THE OFFER IS EXTENDED.


                Complete This Notice of Withdrawal And Return To:


                    GMAM Absolute Return Strategies Fund, LLC
                                    c/o PFPC
                        P.O. Box 220, Claymont, DE 19703
                Attention: Tender Offer Administrator - GMAM ARS
                     Phone: (888) 697-9661 or (866) 306-0232
          Fax: (302) 791-3105 or (302)793-8132 Attention: Tender Offer
                            Administrator - GMAM ARS


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Ladies and Gentlemen:

         The undersigned wishes to withdraw the tender of its outstanding units of interest in GMAM Absolute Return Strategy Fund I, a series of GMAM Absolute Return Strategies Fund, LLC (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

         Such tender was in the amount of:

             [_]  The undersigned's entire outstanding units of interest.

             [_] A portion of the undersigned's outstanding units of interest expressed as a specific dollar value.

                  $_______________________

         The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS                FOR OTHER INVESTORS:
AND JOINT TENANTS:


-----------------------------------     ----------------------------------------
Signature                               Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY
AS APPEARED ON SUBSCRIPTION
AGREEMENT)


-----------------------------------     ----------------------------------------
Print Name of Investor                  Signature
                                        (SIGNATURE OF OWNER(S) EXACTLY AS
                                        APPEARED ON SUBSCRIPTION
                                        AGREEMENT)


-----------------------------------     ----------------------------------------
Joint Tenant Signature if necessary     Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY
AS APPEARED ON SUBSCRIPTION
AGREEMENT)


-----------------------------------     ----------------------------------------
Print Name of Joint Tenant              Co-signatory if necessary (SIGNATURE OF
                                        OWNER(S) EXACTLY AS APPEARED ON
                                        SUBSCRIPTION AGREEMENT)


                                        ----------------------------------------
                                        Print Name and Title of Co-signatory
Date:    --------------



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